Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”), is made effective as of October 1, 2008 (the “Effective Date”) by and between OYO GEOSPACE CORPORATION, a Delaware corporation (the “Company”), and Gary D. Owens (“Employee”).

RECITALS

WHEREAS, the parties entered into that certain Employment Agreement (the “Agreement”) dated as of August 1, 1997; and

WHEREAS, the parties wish to amend the Agreement to bring it into documentary compliance with Sections 162(m) and 409A of the United States Internal Revenue Code of 1986, as amended.

AGREEMENT

NOW THEREFORE, in consideration of the premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments. The Agreement is hereby amended as follows:

i.	Section 3.3.2. is hereby amended and restated in its entirety with the following language:

“3.3.2 In lieu of any further salary payments to Employee for periods subsequent to the Date of Termination, an amount equal to the product of (a) the Employee’s annual base salary at the rate in effect as of the Date of Termination plus the average of the management incentive bonuses paid to Employee in respect of the three fiscal years preceding the fiscal year in which the Notice of Termination is given, multiplied by (b) two (2).”

ii.	A new Section 3.8 is hereby inserted immediately following Section 3.7 and shall provide as follows:

“3.8 Section 409A. Notwithstanding any provisions of the Agreement to the contrary, if the Employee is determined to be a “specified employee” as defined under Section 409A of the Internal Revenue Code, the severance payments payable as a result of a termination of employment under the Agreement that are payable prior to the six-month anniversary of the Employee’s date of termination of employment shall be limited to two times the limitation on compensation set forth in Section 401(a)(17) of the Internal Revenue Code (i.e., $230,000 for 2008), and any severance payments payable to the Employee in excess of said amount shall be paid on the first business day following the six-month anniversary of the Employee’s date of termination of employment as required, and to the extent permitted, under Section 409A(a)(2)(B) of the Internal Revenue Code.”

2.	Entire Agreement; No Further Amendment. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof. Except as modified hereby, the Agreement remains in full force and effect without other amendments and modifications.

3.	Governing Law. THIS AMENDMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITH THE EXCEPTION OF ITS CONFLICT OF LAWS PROVISIONS).

4.	Binding Effect. Except as herein otherwise specifically provided, this Amendment shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

5.	Construction of Amendment. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

6.	Capitalized Terms. Unless expressly stated otherwise, capitalized terms appearing in this Amendment shall have the same meaning as set forth in the Agreement.

7.	Captions. Captions contained in this Amendment are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Amendment or any provision hereof.

8.	Effect of Invalid Provision. If any provision of this Amendment, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Amendment, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

9.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by their duly authorized officer, effective as of the date first above written.

“COMPANY”

OYO GEOSPACE CORPORATION

By:	/s/ Thomas T. McEntire
Name:	Thomas T. McEntire
Title:	Chief Financial Officer and Secretary

Address:

7007 Pinemont Drive
Houston, Texas 77040-6601
Attn:	Thomas T. McEntire
Fax:	713-986-4445

“EMPLOYEE”

/s/ Gary D. Owens
Gary D. Owens

Address:

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

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